                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires:   August 31, 2004
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                                                      hours per response...14.73

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                      Felcor Lodging Trust Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

NOTICE OF ANNUAL MEETING                             (FELCOR LODGING TRUST LOGO)
ON MAY 13, 2003
AND PROXY STATEMENT

                        FELCOR LODGING TRUST INCORPORATED
                    545 E. John Carpenter Frwy., Suite 1300
                            Irving, Texas 75062-3933


                                  April 1, 2003


Dear Stockholder:

         You are cordially invited to attend our Annual Meeting of Stockholders on May 13, 2003, in Irving, Texas. The meeting will be held in our corporate offices located at 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas at 9:00 a.m. local time. At the meeting, you will hear a report on our 2002 results of operations.

         This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you about the matters to be addressed and the procedures for voting at the meeting. It also describes how our Board operates, gives personal information about our officers, continuing directors and director candidates, and provides other information about FelCor.

         Your vote is very important. Even if you have only a few shares, we want your shares to be represented. I urge you to vote promptly in order to be certain your shares are represented at the meeting.

         I look forward to seeing you at the meeting.


                                                Sincerely,

                                                /s/ LAWRENCE D. ROBINSON

                                                Lawrence D. Robinson
                                                Executive Vice President
                                                General Counsel & Secretary

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      OF FELCOR LODGING TRUST INCORPORATED


Time:             9:00 a.m., Local Time

Date:             May 13, 2003

Place:            FelCor Lodging Trust Incorporated
                  545 E. John Carpenter Freeway
                  Suite 1300
                  Irving, Texas 75062-3933

Purposes:         o        To elect three Class III directors to three-year
                           terms;

                  o To ratify the selection of PricewaterhouseCoopers LLP as FelCor's independent auditors; and

                  o To conduct any other business that may be properly raised.

Who may vote:     Stockholders of record on March 17, 2003.

Annual Report:    A copy of our Annual Report is enclosed.

Date of Mailing:  This notice and the accompanying Proxy Statement and Annual
                  Report are first being mailed to stockholders on or about April 1, 2003.


                                       Sincerely,

                                       /s/ LAWRENCE D. ROBINSON

                                       Lawrence D. Robinson
                                       Secretary
                                       April 1, 2003

                                PROXY STATEMENT
                       FELCOR LODGING TRUST INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 2003

TABLE OF CONTENTS                                                             PAGE
GENERAL INFORMATION .......................................................    1

PROPOSAL 1 - ELECTION OF DIRECTORS ........................................    2

     Nominees for Election as Class III Directors .........................    3

     Continuing Directors .................................................    4

     Director Compensation ................................................    6

     Board Committees .....................................................    6

STOCK OWNERSHIP ...........................................................    8

     Principal Stockholders ...............................................    8

     Security Ownership of Management .....................................    8

MANAGEMENT ................................................................   10

     Executive Officers of FelCor .........................................   10

     Executive Compensation Tables ........................................   12

     Compensation Committee Report ........................................   15

     Compensation Committee Interlocks and Insider Participation ..........   17

     Certain Relationships and Related Transactions .......................   17

     Section 16(a) Beneficial Ownership Reporting Compliance ..............   18

     Report of the Audit Committee ........................................   18

     Corporate Governance Issues ..........................................   19

STOCK PERFORMANCE GRAPH ...................................................   20

PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS .........................   20

ADDITIONAL INFORMATION ....................................................   22

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FelCor Lodging Trust Incorporated of proxies to be voted at the Annual Meeting of Stockholders being held on Tuesday, May 13, 2003, and at any adjournment of the meeting. The following questions and answers provide important information about the Annual Meeting and this Proxy Statement.

WHAT AM I VOTING ON?

o        The election of three Class III directors, each for a three-year term;

o The ratification of PricewaterhouseCoopers LLP (PwC) as our independent auditors for 2003; and

o        Any other matters properly brought before the meeting.

WHO IS ENTITLED TO VOTE?

Holders of record of FelCor common stock at the close of business on March 17, 2003, are entitled to vote at the meeting. Each stockholder is entitled to cast one vote for each share of common stock owned on each matter presented.

HOW DO I VOTE?

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you have shares of FelCor common stock held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides you. Most brokers offer voting by mail, telephone and Internet.

HOW DO PROXIES WORK?

The Board of Directors of FelCor is asking for your proxy. Giving your proxy to the persons named by us, means you authorize them to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates and you may vote for or against, or abstain from voting on, the ratification of our independent auditors.

If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted FOR the election of all of our director candidates and FOR the ratification of PwC as our independent auditors.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you may also get material from them asking how you want to vote. To be sure that all of your shares are voted, we encourage you to respond to each request you receive.

HOW DO I REVOKE A PROXY?

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying FelCor's Secretary in writing at the address listed under "Questions" on page 22.

WILL MY SHARES BE VOTED IF I DON'T SIGN A PROXY?

If you hold your shares directly in your own name, they will not be voted unless you provide a proxy. Under certain circumstances, shares that you own that are held by a broker may be voted even if you do not provide voting instructions to the broker. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors and the ratification of auditors.

WHAT CONSTITUTES A QUORUM?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by FelCor are not voted and do not count for this purpose. On the record date, we had 58,849,159 shares of common stock outstanding and entitled to vote at the meeting.

HOW MANY VOTES ARE NEEDED FOR APPROVAL?

The three director candidates receiving the most "FOR" votes will be elected to the three seats on the Board to be filled at the meeting. The selection of PwC as our independent auditors for 2003 will be ratified if more votes are cast FOR than are cast AGAINST their ratification. Abstentions, withholding authority to vote for a candidate and broker non-votes will only reduce the number of votes a candidate or proposal receives.

A "broker non-vote" occurs when a broker submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have discretionary authority to vote in the absence of instructions.

WHAT SHOULD I DO IF I WANT TO ATTEND IN PERSON?

Only stockholders of record, their proxy holders, and invited guests may attend the meeting. If you wish to vote in person and your shares are held by a broker or nominee, you will need to obtain a proxy from the broker or nominee authorizing you to vote your shares held in their name.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

At the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors of FelCor has nominated the three director candidates named below.

Our Board of Directors oversees the management of FelCor on your behalf. The Board reviews FelCor's long-term strategic plans and exercises direct decision-making authority on key issues, such as the declaration of dividends, the selection of the Chief Executive Officer, setting the scope of his authority to manage our day-to-day operations, and evaluation of his performance.

All but one of FelCor's directors, assuming the election of our three nominees, will be "Independent Directors," as defined in FelCor's Charter. Our three nominees and five of our seven continuing directors will be "Independent Directors," as defined by the New York Stock Exchange.

FelCor's Charter and Bylaws provide for three classes of directors, who serve staggered three-year terms expiring at the annual meeting of stockholders three years following their election to a full term. The Corporate Governance and Nominating Committee has recommended, and the Board has nominated, for re-election as Class III directors each of the three persons currently serving as Class III directors, whose terms are expiring at the 2003 annual meeting of stockholders. If elected, each of the persons nominated as a Class III director will serve until the annual meeting of stockholders in 2006. Personal information on each of our nominees, and on each of the other directors who will continue to serve on FelCor's Board following the annual meeting, is given below.

The FelCor Board of Directors met 11 times during 2002. On average, FelCor's directors attended nearly 90% of the Board and committee meetings held during 2002. Only Mr. Ledsinger attended fewer than 75% of the meetings of the Board and of the Board committees on which he served.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS DESCRIBED BELOW.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS (TERMS EXPIRING IN 2006)

RICHARD S. ELLWOOD
Age 71

[PHOTO]

Mr. Ellwood, a director of FelCor since its formation in 1994, is the founder and President of R.S. Ellwood & Co., Inc., a real estate investment banking firm which was organized in 1987. Prior to 1987, as an investment banker, Mr. Ellwood was elected successively in 1963 a vice president of Morgan Guaranty Trust Company, in 1968 a general partner of White Weld & Co., in 1978 a managing director of Warburg Paribas Becker, Incorporated and in 1984 a managing director and senior banker of Merrill Lynch Capital Markets. Mr. Ellwood has extensive experience in hotel financing. He was a founder of Hotel Investors Trust, a REIT, and served as a trustee from 1970 until its merger with another REIT in 1987. He is currently a director of Apartment Investment and Management Company and Florida East Coast Industries, Inc.

RICHARD O. JACOBSON
Age 66

[PHOTO]

Mr. Jacobson has served as a director of FelCor since its formation in 1994 and is the Chairman of the Board of Jacobson Warehouse Company, Inc., a privately held warehouse company with facilities in 53 locations in 19 states, which Mr. Jacobson founded 36 years ago. He is also Chairman of the Board of Jacobson Transportation Company, Inc., a truckload common carrier with authority to operate in the United States (48 states), Canada and Mexico. Mr. Jacobson is a member of the boards of directors of Atrion Corporation, Firstar Bank Des Moines, N.A. and Heartland
Express, Inc.

ROBERT A. MATHEWSON
Age 38

[PHOTO]

Mr. Mathewson has served as a director of FelCor since May
2002. Since 1992, Mr. Mathewson has been the President of
RGC, Inc., a privately owned real estate investment company investing primarily in hotels and other commercial real estate. RGC, Inc. and its affiliates have been significant investors in FelCor and its predecessors since 1993. In addition, from December 1999 to August 2000, Mr. Mathewson served as the
Vice President of Business Development for Televoke Inc., an internet application service provider focusing on web, wireless and telephony integration. Mr. Mathewson holds a bachelor's degree in Economics and a master's degree in Business Administration from the University of California at Berkeley, and a Juris Doctor degree from the Hastings College of Law.

CONTINUING DIRECTORS

        Continuing Class I Directors (Terms expiring in 2004)

MELINDA J. BUSH
Age 62

[PHOTO]

Mrs. Bush was elected as a director of FelCor in May 2000. She was, until September 1996, the Executive Vice President of Reed Elsevier's Reed Travel Group/Hotel & Travel Index, which was engaged in hotel industry marketing and publishing activities on a global basis. From September 1996 until March 2002, she served as the Executive Vice President, Editorial and Publishing Director of Premier Hotels & Resorts, www.premierhotels.com, a division of Advanstar Communications. In March 2002, Mrs. Bush became Chairman and Chief Executive Officer of HRW Holdings, LLC/Hospitality Resources Worldwide, a company in which she is a major shareholder. This company provides first stage funding for enterprises in the lodging and travel industry. Mrs. Bush has more than 20 years experience in the hospitality industry, and is also a director and trustee of the American Hotel Foundation. She has honorary degrees from Cornell Hotel School and Johnson & Wales Universities and carries the CHA (Certified Hotel Administrator) designation awarded by the industry to hotel operators and general managers. She was also named Woman of the Year in Travel by the Travel Industry of America and is the recipient of several other industry awards for her achievements in the industry.

CHARLES A. LEDSINGER, JR.
Age 53

[PHOTO]

Mr. Ledsinger has served as a director of FelCor since November 1997. Mr. Ledsinger became the President and Chief Executive Officer of Choice Hotels International in August 1998. Prior to that time, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of St. Joe Corporation from May 1997 until his election as President and Chief Operating Officer of that corporation in February 1998. From June 1995 until May 1997, Mr. Ledsinger was Senior Vice President and Chief Financial Officer of Harrah's Entertainment, Inc. For more than three years prior to that, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of The Promus Companies Incorporated, the former parent of Harrah's Entertainment, Inc. He is also a director of Choice Hotels International, TBC Corporation and Friendly Ice Cream Corporation.

ROBERT H. LUTZ, JR.
Age 53

[PHOTO]

Mr. Lutz served as a director of Bristol Hotel Company from December 1995 until its merger into FelCor in July 1998, and has served as a director of FelCor since that time. Mr. Lutz is currently the President of R.L. Investments, Inc., a private investment firm. From 1994 through 2000, Mr. Lutz served as the Chairman and Chief Executive Officer, and a member of the executive committee, of Amresco, Inc., a financial services company. From 1991 to 1994, Mr. Lutz served as President and Chief Operating Officer of Balcor/Allegiance Realty Group, a subsidiary of the American Express Company engaged in real estate ownership and management. He is a Trustee of the Urban Land Institute.

MICHAEL D. ROSE
Age 61

[PHOTO]

Mr. Rose has served as a director of FelCor since July 1998. He served as the Chairman of the Board of Promus Hotel Corporation from April 1995 through December 1997 and, thereafter, as a director until December 1998. Mr. Rose served as Chairman of the Board of Harrah's Entertainment Inc. from June 1995 until his retirement as of December 31, 1996. He also served as Chairman of the Board of The Promus Companies Incorporated from November 1989 through June 1995 and as Chief Executive Officer of that company from November 1989 to April 1994. In May 2001, Mr. Rose was named Chairman of the Board of Gaylord Entertainment Company, a diversified entertainment company. Mr. Rose is also a director of First Tennessee National Corporation, Stein Mart, Inc. and Darden Restaurants, Inc.

        Continuing Class II Directors (Terms expiring in 2005)

THOMAS J. CORCORAN, JR.
Age 54

[PHOTO]

Mr. Corcoran is the President and Chief Executive Officer of FelCor and has served in that capacity since its formation in 1994. From 1991 to 1994, Mr. Corcoran held the same positions with the general partner of the partnerships that were merged into FelCor at its formation. From October 1990 to December 1991, he served as the Chairman, President and Chief Executive Officer of Fiesta Foods, Inc., a manufacturer of tortilla chips and taco shells. From 1979 to 1990, Mr. Corcoran held various positions with ShowBiz Pizza Time, Inc. (now CEC Entertainment, Inc.), an operator and franchisor of family entertainment center/pizza restaurants, and with Integra -- A Hotel and Restaurant Company (formerly Brock Hotel Corporation). He served as the President and Chief Executive Officer of Integra from 1986 to 1990.

DONALD J. MCNAMARA
Age 50

[PHOTO]

Mr. McNamara was the Chairman of the Board of Bristol Hotel Company from November 1994 until its merger into FelCor in July 1998. Since the merger, he has served as the Chairman of the Board of FelCor. Mr. McNamara previously served as a director of FelCor from July 1994 until November 1997. He is also the Chairman of The Hampstead Group, LLC, a private equity real estate investment company. Mr. McNamara also serves as a director of Omega Healthcare Investors, Inc. and Franklin Covey Co.

RICHARD C. NORTH
Age 53

[PHOTO]

Mr. North served as a director of Bristol Hotel Company from 1997 until its merger into FelCor in July 1998, and has served as a director of FelCor since that time. Mr. North has been the Group Finance Director of Six Continents PLC since 1994 and was appointed Chief Executive Officer of the Six Continents Hotels Division in October 2002. Six Continents PLC is the parent of Six Continents Hotels, Inc., which operates or franchises more than 3,000 hotels in more than 75 countries under various brands, including Inter-Continental(R) , Crowne Plaza(R) and Holiday Inn(R) . Prior to 1994, Mr. North served as the Group Finance Director of The Burton Group. Mr. North currently serves as a Non-Executive Director of LogicaCMG PLC, and has previously served as a Non-Executive Director of Asda PLC and of Leeds United PLC.

DIRECTOR COMPENSATION

In lieu of cash compensation for their services during 2002, FelCor has issued to each director, except as described below, that number of shares of FelCor common stock determined by dividing (i) the sum of a base amount of $35,000 plus, if a director attended more than five Board meetings during the year, $1,000 for each additional meeting attended in person and $500 for each additional telephonic meeting in which he participated, by (ii) $10.98, the closing price of the common stock on January 23, 2003, the date the issuance was authorized by the Board, and rounding to the nearest whole lot of 100 shares. In addition to such compensation, each director is reimbursed for out-of-pocket expenses incurred in connection with his or her service on the FelCor Board. No additional compensation was paid to directors for service on various Board committees.

The number of shares of FelCor common stock issued to each director for his or her services during 2002 is set forth below:

NAME                                       NUMBER OF SHARES
----                                       ----------------
Donald J. McNamara                              3,400
Melinda J. Bush                                 3,500
Richard S. Ellwood                              3,500
Richard O. Jacobson                             3,500
Charles A. Ledsinger, Jr.                       3,300
Robert H. Lutz, Jr.                             3,500
Michael D. Rose                                 3,400

Mr. North is not permitted by his employer to accept any compensation for his services as a director of FelCor. Mr. Corcoran, who receives compensation as the President and Chief Executive Officer of FelCor, did not receive any additional or separate compensation for his services as a director in 2002.

Director compensation will be determined in a manner similar to that described above for service during 2003, except that the base amount will be increased from $35,000 to $40,000 for members of the Audit Committee.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be practicable at a full Board meeting. Each committee reviews the results of its meetings with the full Board. Donald J. McNamara, the Chairman of the Board, is an ex-officio member of all committees.

The Executive Committee was established to exercise broad powers on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board. The Executive Committee consists of Donald J. McNamara (Chairman), Thomas J. Corcoran, Jr. and Robert H. Lutz, Jr.

The Executive Committee held no meetings and took no action during 2002.

The Audit Committee oversees audits, accounting, financial reporting, and internal control matters. The Audit Committee selects the independent public accountants to audit FelCor's financial statements. The committee consults with the independent accountants and reviews their audit and other work. The committee also consults with FelCor's Chief Financial Officer and Chief Accounting Officer, and reviews FelCor's internal controls and compliance with policies.

During 2002, the committee met prior to each release of earnings by FelCor to review the earnings to be reported and to examine any issues relating to the report of such earnings. The directors currently serving on the Audit Committee are Charles A. Ledsinger, Jr. (Chairman), Richard S. Ellwood and Richard O. Jacobson.

The Audit Committee held nine meetings during 2002.

The Compensation Committee determines the compensation to be paid to FelCor's senior executive officers and advises the Board on the adoption of, and administers, employee benefit and compensation plans. During 2002, the Compensation Committee consisted of Michael D. Rose (Chairman), Melinda J. Bush, Robert H. Lutz, Jr. and Robert A. Mathewson.

The Compensation Committee held one meeting during 2002.

The Corporate Governance and Nominating Committee recommends to the Board candidates for election to FelCor's Board of Directors, establishes criteria for membership on the Board and Board committees, and considers other corporate governance issues. Although no formal procedure currently exists, the recommendation of director candidates by stockholders will be considered, if sent to our corporate secretary with detailed information concerning the qualifications of the proposed candidate. This committee consists of Richard S. Ellwood (Chairman), Charles A. Ledsinger, Jr. and Michael D. Rose.

The Corporate Governance and Nominating Committee met once during 2002.

The Capital Approval Committee currently consists of four of FelCor's officers, Thomas J. Corcoran, Jr. (President and Chief Executive Officer), Lawrence D. Robinson (Executive Vice President, General Counsel and Secretary), Richard J. O'Brien, (Executive Vice President and Chief Financial Officer) and Michael A. DeNicola (Executive Vice President and Chief Investment Officer). The Board has delegated to this committee the authority to approve, and authorize actions taken in connection with, the acquisition, improvement, disposition or financing of hotel assets by FelCor within specified limits.

The Capital Approval Committee did not meet or take action during 2002.

STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

The following table shows how much FelCor common stock was beneficially owned on March 17, 2003, by each person known to FelCor to beneficially own more than 5% of its common stock.



                                                  AMOUNT AND
                                                  NATURE OF
NAME AND ADDRESS                                  BENEFICIAL              PERCENT OF
OF BENEFICIAL OWNER                               OWNERSHIP               CLASS(1)
--------------------                             -----------              ----------
Six Continents PLC..........................     10,032,428(2)               17.0%
20 North Audley Street
London, England W1Y1WE

----------

(1)      Based upon 58,849,159 shares outstanding as of March 17, 2003.

(2) Based upon a Schedule 13D (Amendment No. 2) filed on October 11, 2002. Six Continents PLC shares voting and dispositive power with respect to these shares with certain of its subsidiaries.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows how much FelCor common stock, Series A Preferred Stock and Series B Preferred Stock was beneficially owned on March 17, 2003, by the executive officers named in the Summary Compensation Table appearing on pages 12 and 13, each nominee and continuing director, and all directors and executive officers as a group. Unless otherwise indicated, each person owns directly the number of shares shown after his or her name in the table below.

                                                                   AMOUNT AND                    AMOUNT AND
                                    AMOUNT AND                      NATURE OF                     NATURE OF
                                     NATURE OF                      BENEFICIAL                    BENEFICIAL
                                    BENEFICIAL          PERCENT    OWNERSHIP OF      PERCENT     OWNERSHIP OF     PERCENT
NAME OF                             OWNERSHIP OF          OF         SERIES A           OF         SERIES B         OF
BENEFICIAL OWNER                    COMMON STOCK        CLASS(1)  PREFERRED STOCK    CLASS(1)   PREFERRED STOCK   CLASS(1)
----------------                    ------------        --------  ---------------    --------   ---------------   --------
Melinda J. Bush .................       9,800(2)            *            0              *            4,100           *
Thomas J. Corcoran, Jr. .........   1,162,974(3)          1.9%       3,000              *              800           *
Richard S. Ellwood ..............      22,800(4)            *            0              *                0           *
Richard O. Jacobson .............      49,258               *            0              *                0           *
Charles A. Ledsinger, Jr. .......      10,875               *            0              *                0           *
Robert H. Lutz, Jr. .............      33,714(5)            *            0              *                0           *
Robert A. Mathewson .............   1,159,457(6)          1.9%      10,000              *                0           *
Donald J. McNamara ..............     821,784(7)          1.4%           0              *            1,800           *
Richard C. North ................           0               *            0              *                0           *
Michael D. Rose .................      53,425(8)            *            0              *           30,000(14)       *
Michael A. DeNicola .............      34,587(9)            *            0              *                0           *
June C. McCutchen ...............      83,921(10)           *            0              *                0           *
Richard J. O'Brien ..............      56,503(11)           *            0              *                0           *
Lawrence D. Robinson ............     212,245(12)           *            0              *            1,593(15)       *
All executive officers and
directors as a group
(18 persons) ....................   4,073,473(13)         6.6%      13,000              *           38,293           *

----------

*        Represents less than 1% of the outstanding shares of such class.

(1) Based upon 58,849,159 shares of common stock, 5,980,475 shares of Series A Preferred Stock and 6,775,800 Depository Shares representing 67,758 shares of Series B Preferred Stock outstanding as of March 17, 2003.

(2) Includes 3,000 shares held by her IRA and 6,800 shares credited to her account in the FelCor Deferred Compensation Plan.

(3) Includes 503,249 shares that FelCor, Inc. has the right to receive upon redemption of FelCor Lodging Limited Partnership Units. Mr. Corcoran is a 50% stockholder and director of FelCor, Inc. and may be deemed to beneficially own all of the Units owned by FelCor, Inc. In February 2002, FelCor, Inc. entered into forward purchase contracts with respect to an aggregate of 269,125 shares of FelCor common stock and may be required to deliver up to 269,125 of the Units held by it to satisfy such contracts. Also includes (i) an aggregate of 115,599 shares issued pursuant to stock grants which vest over a five-year period from the date of grant at 20% annually and of which 70,162 shares are fully vested, including 34,962 shares that are held in the FelCor Deferred Compensation Plan, (ii) 489,953 shares issuable pursuant to stock options that are currently exercisable or become exercisable within 60 days, (iii) 2,325 shares issuable upon conversion of 3,000 shares of Series A Preferred Stock, (iv) 510 shares owned by his spouse, (v) 4,855 shares owned by his children, (vi) 2,135 shares held by his IRA, and (vi) 500 shares owned by Corcoran Investments, L.L.C., a limited liability company wholly-owned by him.

(4) Includes (i) 2,200 shares held by trusts of which Mr. Ellwood is a beneficiary and trustee, (ii) 1,500 shares held by R. S. Ellwood & Co., Inc., of which Mr. Ellwood is the sole stockholder, and (iii) 1,000 shares held by his IRA.

(5) Includes (i) 15,414 shares issuable pursuant to currently exercisable stock options, and (ii) 18,300 shares owned by Lutz Investments, L.P., a family partnership of which Mr. Lutz is a beneficiary.

(6) Includes an aggregate of 1,025,438 shares of common stock issuable upon redemption of FelCor Lodging Limited Partnership Units, and 118,945 shares of common stock, held by corporations of which Mr. Mathewson is the President, a director and stockholder. Also includes 7,752 shares of common stock issuable upon conversion of 10,000 shares of Series A Preferred Stock.

(7) Includes 16,184 shares held by a partnership for the benefit of certain members of Mr. McNamara's family. Mr. McNamara does not have investment control over the partnership and disclaims any beneficial ownership of the shares held by it.

(8) Includes (i) 21,600 shares owned by a trust for which Mr. Rose is the trustee, (ii) 21,275 shares owned by a corporation controlled by Mr. Rose, (iii) 750 shares owned by Mr. Rose's spouse, and (iv) 9,800 shares credited to his account in the FelCor Deferred Compensation Plan.

(9) Includes (i) 24,587 shares issued pursuant to stock grants, which vest over a five-year period from the date of grant at 20% annually and of which 3,729 shares are fully vested and held in the FelCor Deferred Compensation Plan, and (ii) 10,000 shares issuable pursuant to stock options that are currently exercisable or become exercisable within 60 days.

(10) Includes (i) 39,117 shares issued pursuant to stock grants, which vest over a five-year period from the date of grant at 20% annually and of which 12,600 shares are fully vested and held in the FelCor Deferred Compensation Plan, and (ii) 44,804 shares issuable pursuant to stock options that are currently exercisable or become exercisable within 60 days.

(11) Includes (i) 36,503 shares issued pursuant to stock grants, which shares vest over a five-year period from the date of grant at 20% annually and of which 5,875 shares are fully vested and held in the FelCor Deferred Compensation Plan, and (ii) 20,000 shares issuable pursuant to stock options that are currently exercisable or become exercisable within 60 days.

(12) Includes (i) 67,503 shares issued pursuant to stock grants, which shares vest over a five-year period from the date of grant at 20% annually and of which 36,675 shares are fully vested, including 28,675 shares that are held in the FelCor Deferred Compensation Plan, (ii) 137,262 shares issuable pursuant to stock options that are currently exercisable or become exercisable within 60 days, and (iii) 2,740 shares held by his IRA.

(13)     See notes 2 through 12.

(14)     Represents shares held by a corporation controlled by Mr. Rose.

(15)     Represents shares held Mr. Robinson's IRA.

MANAGEMENT

EXECUTIVE OFFICERS OF FELCOR

The current executive officers of FelCor, their ages, positions held and tenure are set forth in the table below.

                                                                                              OFFICER
NAME                               AGE       POSITION(S) WITH FELCOR                           SINCE
----                               ---       -----------------------                          -------
Thomas J. Corcoran, Jr. ......     54        President, Chief Executive Officer                1994
                                             and Director

Michael A. DeNicola ..........     44        Executive Vice President and Chief                2001
                                             Investment Officer

Richard J. O'Brien ...........     41        Executive Vice President and Chief                2001
                                             Financial Officer

Lawrence D. Robinson .........     59        Executive Vice President, General                 1996
                                             Counsel and Secretary

Jack Eslick ..................     51        Senior Vice President, Director of                1996
                                             Asset Management

Lester C. Johnson ............     50        Senior Vice President, Controller and             1995
                                             Principal Accounting Officer

June C. McCutchen ............     47        Senior Vice President, Director of                1995
                                             Design and Construction

Larry J. Mundy ...............     52        Senior Vice President, Director of                1998
                                             Administration and Business
                                             Initiatives and Assistant General
                                             Counsel
Andrew J. Welch ..............     41        Senior Vice President and Treasurer               1998

Business Experience of Executive Officers

Information concerning the business experience of THOMAS J. CORCORAN, JR. is set forth above under "Election of Directors- Continuing Class II Directors."

MICHAEL A. DENICOLA joined FelCor in December 2001, as its Executive Vice President and Chief Investment Officer. Mr. DeNicola has more than 20 years experience in the hospitality industry. Prior to joining FelCor, he was a Principal and the Head of the Lodging and Leisure Group for Lend Lease Real Estate Investments. From 1992 to 2000, Mr. DeNicola held a number of leadership positions with Carlson Hospitality Worldwide, including Executive Vice President of Carlson Vacation Ownership, Senior Vice President of Planning, Mergers and Acquisitions, and Vice President of Operations. Prior to 1992, he served as Senior Manager and Director of Hospitality Services for Kenneth Leventhal and Company and Vice President of Hotel Investments for VMS Realty Partners.

RICHARD J. O'BRIEN began work at FelCor in June 2001, as its Executive Vice President and Chief Financial Officer. Mr. O'Brien has more than 18 years of finance experience. Prior to joining FelCor, he was a Managing Director with GE Capital Real Estate, where in various positions, he was responsible for the development of strategic alliances and new programs, E-commerce investments and debt program management. Prior to being promoted to Managing Director in 1998, he served as the Chief Financial Officer of the Americas business unit of GE Capital Real Estate. From 1994 to 1996, he served as a Technical Advisor within GE Capital Corporation's Office of the Controller, working on finance and accounting issues related to various GE Capital Corporation business units. Prior to his tenure with GE Capital Corporation, Mr. O'Brien held management positions with J.P. Morgan Incorporated from 1992 to 1994 and with KPMG Peat Marwick from 1984 to 1992.

LAWRENCE D. ROBINSON, who has served as Senior Vice President, General Counsel and Secretary of FelCor since May 1996, was named Executive Vice President , General Counsel and Secretary in March 2001. From 1972 to 1989, Mr. Robinson was a partner in the Kansas City-based law firm of Stinson, Mag & Fizzell, for which he founded and managed a Dallas, Texas office from 1982 to 1989. From 1989 through April 1996, Mr. Robinson was a partner in the Houston-based law firm of Bracewell & Patterson, L.L.P., where he served as the managing partner of its Dallas office until 1992, as the head of that office's corporate and securities law section and as chairman of its firm-wide hospitality group.

JACK ESLICK joined FelCor in April 1996 as its Vice President, Director of Asset Management. He was named Senior Vice President, Director of Asset Management in 1998. Mr. Eslick has more than 20 years experience in hotel operations. From April 1991 until he joined FelCor, Mr. Eslick served as Vice President of Operations of Promus Hotel Corporation, where he had direct responsibility for all operations in a region that grew from 14 hotels to 26 hotels. Prior to April 1991, he served in various capacities with Holiday Inns, Inc., including serving as general manager of various hotels and as a Regional Director of Operations.

LESTER C. JOHNSON, who was named Senior Vice President and Controller in March 2001, joined FelCor in September 1995 as its Vice President and Controller. Prior to joining FelCor, Mr. Johnson held various positions with Integra -- A Hotel and Restaurant Company and Show Biz Pizza Time, Inc. (now CEC Entertainment, Inc.) from 1981 to 1995. He served as the Vice President and Controller of Integra from 1991 to 1995.

JUNE C. MCCUTCHEN joined FelCor in October 1995 as Vice President, Director of Design and Construction, and was named Senior Vice President, Director of Design and Construction in 1998. Prior to her engagement by FelCor, she was an Account Executive for Hospitality Restoration & Builders, Inc. From 1992 to 1994 she was Project Manager for American General Hospitality, Inc. where she managed all capital improvement work for more than 35 properties. Prior to 1992, Ms. McCutchen was Project Manager for Hilton Hotels, Inc. from 1987 to 1992, and prior to 1987, she served as design coordinator and purchasing manager for Embassy Suites, Inc.

LARRY J. MUNDY joined FelCor in January 1998 as Senior Vice President, Director of Administration and Business Initiatives, and was named Senior Vice President, Assistant General Counsel in December 2001. From 1995 until he joined FelCor, he was Vice President of Franchise Development for Motel 6(R) . From 1987 to 1995, he was Vice President of Development in the South/Southeast for Hilton Hotels and prior to 1987 he served as corporate counsel for Residence Inns(R) and Embassy Suites.

ANDREW J. WELCH joined FelCor in July 1998 as its Vice President and Treasurer. He was named Senior Vice President and Treasurer in March 2001. Prior to joining FelCor, Mr. Welch had served as Vice President and Treasurer of Bristol Hotel Company from August 1997. For 13 years prior to joining Bristol, Mr. Welch was responsible for originating investment banking and corporate banking business for Bank of America, N.A., Citibank, N.A. and NationsBank, N.A.

Terms of Office and Relationships

The officers of FelCor are elected annually by the Board of Directors at a meeting held following each annual meeting of stockholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of FelCor will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

There are no family relationships among any of the current directors or executive officers of FelCor. Except as described under "Election of Directors" above, none of FelCor's director nominees or continuing directors hold directorships in any company with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or pursuant to Section 15 (d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or officer was selected.

EXECUTIVE COMPENSATION TABLES

The following tables show the compensation of FelCor's Chief Executive Officer and the four other most highly paid executives. See the Compensation Committee Report beginning on page 15 for an explanation of our compensation philosophy.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                        ANNUAL COMPENSATION           COMPENSATION AWARDS
                                             -----------------------------------   -------------------------
                                                                                                  SECURITIES
                                                                    OTHER ANNUAL   RESTRICTED     UNDERLYING    ALL OTHER
                                                                    COMPENSATION      STOCK        OPTIONS/   COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR     SALARY($)  BONUS($)       ($)(1)      AWARDS($)(2)    SARS(#)      ($)(16)
---------------------------         ----     ---------  ---------   ------------   ------------  -----------  ------------
Thomas J. Corcoran, Jr. .........   2002     422,712    None         None           105,546(3)      None         16,500
President and Chief Executive       2001     412,000     60,000      None           723,850(4)      None         15,750
Officer                             2000     400,000    336,830      None           543,150(5)      25,000       15,750



Lawrence D. Robinson ...........    2002     307,800     38,213      None            76,851(6)      None         16,500
Executive Vice President,           2001     274,459    125,000      None           420,300(7)      25,000       15,750
General Counsel & Secretary         2000     231,750    228,325      None           417,125(8)      None         15,750



Richard J. O'Brien .............    2002     307,800     38,213      None            76,851(6)      None         16,500
Executive Vice President and        2001     175,000(9) 120,000      None           588,500(10)    125,000       95,580
Chief Financial Officer             2000     None        None        None           None            None          None


                                                                                          LONG TERM
                                                        ANNUAL COMPENSATION           COMPENSATION AWARDS
                                           -------------------------------------   -------------------------
                                                                                                  SECURITIES
                                                                    OTHER ANNUAL   RESTRICTED     UNDERLYING    ALL OTHER
                                                                    COMPENSATION      STOCK        OPTIONS/   COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)    BONUS($)       ($)(1)      AWARDS($)(2)     SARS(#)      ($)(16)
---------------------------         ----   ---------    ---------   ------------   ------------    ---------  ------------
Michael A. DeNicola ............    2002   256,500      31,844         None         64,040(11)       None       82,006
Executive Vice President and        2001    20,833(12)   None          None        240,750(13)       None       None
Chief Investment Officer            2000   None          None          None          None            None       None


June C. McCutchen .............     2002   217,697      27,027         None         54,352(14)       None       16,500
Senior Vice President, Director     2001   212,180      50,000         None        373,600(15)      20,000      15,750
of Design and Construction          2000   206,000     177,725         None        417,125(8)        None       15,750

----------

(1) The aggregate amount of perquisites and other personal benefits, securities or property, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) There were 21,518 shares of restricted stock awarded to the above-named officers during the 2002 fiscal year. Holders of restricted stock are entitled to vote and receive dividends on such shares from the date of grant. The amount reported in this table represents the market value of the shares awarded on the date of grant, determined by the closing price of the common stock on such date, without giving effect to the diminution of value attributable to the restrictions on such stock. As of December 31, 2002, the aggregate unvested restricted stock holdings by the named executive officers consisted of 152,078 shares as set forth below, with a then current aggregate market value, determined in the same manner as of December 31, 2002, of $1,739,772, as follows: Mr. Corcoran, 49,174 shares ($562,551 in value); Mr. Robinson, 32,879 shares ($376,136 in value); Mr. O'Brien, 24,379 shares ($278,896 in value); Mr. DeNicola, 15,649 shares ($179,025 in value); and Ms. McCutchen, 29,997 shares ($343,166 in value).

(3) Represents an award of 6,014 shares of restricted stock on January 24, 2002, which becomes vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $17.55 per share.

(4)      Represents an award of 31,000 shares of restricted stock on March
         15, 2001, which becomes vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $23.35 per share.

(5) Represents an award of 30,600 shares of restricted stock on April 3, 2000, which become vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $17.75 per share.

(6) Represents an award of 4,379 shares of restricted stock on January 24, 2002, which becomes vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $17.55 per share.

(7)      Represents an award of 18,000 shares of restricted stock on March
         15, 2001, which becomes vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $23.35 per share.

(8)      Represents an award of 23,500 shares of restricted stock on April
         3, 2000, which become vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $17.75 per share.

(9) Includes compensation only during the period from the date of commencement of Mr. O'Brien's employment with FelCor (June 1, 2001) through December 31, 2001.

(10)     Represents an award of 25,000 shares of restricted stock on June
         4, 2001, which become vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date that Mr. O'Brien accepted employment with FelCor, or $23.54 per share.

(11) Represents an award of 3,649 shares of restricted stock on January 24, 2002, which becomes vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $17.55 per share.

(12) Includes compensation only during the period from the date of commencement of Mr. DeNicola's employment with FelCor (December 1,
         2001) through December 31, 2001.

(13) Represents an award of 15,000 shares of restricted stock on December 3, 2001, which becomes vested over a five-year period at the rate of 20% per year. The value is based on the closing price of the common stock on the date of grant of $16.05 per share.

(14) Represents an award of 3,097 shares of restricted stock on January 24, 2002, which becomes vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $17.55 per share.

(15) Represents an award of 16,000 shares of restricted stock on March 15, 2001, which becomes vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $23.35 per share.

(16) These amounts represent FelCor's contributions to the FelCor employee savings and investment plan in the amount of up to $16,500 in 2002, and $15,750 in 2000 and 2001, for each executive officer and, in the case of Mr. O'Brien and Mr. DeNicola, a moving allowance of $79,830 and $65,506, respectively, paid to him in connection with the commencement of his employment. The executive officers receive health and disability insurance benefits, which do not exceed 10% of their respective salaries. These benefits are also made available to other employees of FelCor.


No stock options or stock appreciation rights were granted to any of Felcor's named executive officers during the 2002 fiscal year. The unexpired stock options to purchase Felcor common stock held by named executive officers of Felcor at December 31, 2002, are summarized in the table below.

                         FISCAL YEAR END OPTION VALUES

                                             NUMBER OF SECURITIES
                                             UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                                                  OPTIONS AT                    IN-THE-MONEY OPTIONS AT
                                               DECEMBER 31, 2002                  DECEMBER 31, 2002(1)
                                          -----------------------------      --------------------------------
             NAME                         EXERCISABLE     UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
             ----                         -----------     -------------      -----------        -------------
Thomas J. Corcoran, Jr................      478,077          21,876             $0                 $0
Lawrence D. Robinson..................      134,623          27,639             $0                 $0
Richard J. O'Brien....................       20,000         105,000             $0                 $0
Michael A. DeNicola...................       10,000          40,000             $0                 $0
June C. McCutchen.....................       42,165          22,639             $0                 $0

---------

(1) The option exercise price for all outstanding options was greater than the closing sale price of the common stock on the New York Stock Exchange on December 31, 2002, which was $11.44 per share.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The Compensation Committee works with senior management to develop and implement FelCor's executive compensation philosophy. Historically, FelCor's philosophy on executive compensation had been to provide a base cash compensation that was at or below the average of other equity hotel REITs, and to provide additional incentive compensation in the form of discretionary cash bonuses and grants of options and restricted stock based on the realization of stated objectives, such as acquisitions, financings, renovations, improvements in funds from operations and other similar criteria expected to result in improvements in total stockholder return.

The current compensation program consists of a base salary, a cash bonus component and a long-term incentive element, in the form of grants of restricted stock that vest over a five-year period at 20% per year. The cash bonus component for all executive officers is tied, in whole or in part, to corporate EBITDA performance and, for certain officers, in part to the achievement of specific objectives within their control. The amount of cash bonuses is determined based upon the attainment of one of three levels of performance.

FelCor believes that the award of significant incentive compensation in the form of restricted stock provides management with incentives consistent with the interests of stockholders. As a result of this philosophy, executive compensation may be at or below other equity hotel REITs during periods of average performance and above that of the competitive set during periods of above average growth or performance. The competitive set that has been used by the committee to measure performance includes other equity hotel REITs, particularly those whose capitalization, revenues, assets, market value and total stockholder returns are most nearly comparable to those of FelCor. Since REITs do not pay taxes at the corporate level, no policy has been established with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code.

Executive Compensation

During 2002, Mr. Corcoran, FelCor's President and Chief Executive Officer, received a base salary of $422,712. This base cash compensation, like that paid to other executive officers, is related primarily to competitive factors and is not tied to FelCor's financial performance or the achievement of specific goals. The base compensation of FelCor's executive officers was increased 2.6% in 2002, over 2001, consistent with inflation.

In addition to base salary, FelCor's executive officers were eligible to receive cash bonuses based upon their attainment of the performance criteria established by the committee for 2002. FelCor's performance was substantially below expectations in 2002, due in large part to the continued economic slowdown, which began in early 2001 and which was exacerbated by the terrorist attacks of September 11, 2001, that has resulted in declines in RevPAR and earnings performance during both 2001 and 2002, compared to prior years. As a result of the decreased performance, substantially all of the executive officers would not have received cash bonuses, since the minimum bonus criteria was not met.

The committee took into consideration the current operating environment, in which the lodging industry has experienced declines in RevPAR for two consecutive years, and the effect of those declines on the lodging industry as a whole and on FelCor in particular, including the negative effect on FelCor's stock price and dividend policy. To the extent a substantial part of past compensation paid to executive officers was comprised of grants of restricted stock, the committee noted that the decline in FelCor's common stock prices and dividends has resulted in a significant decrease in the overall value of previous compensation and in the income of the executive officers. The committee determined that the executive officers had continued to perform well, in spite of the continued industry decline, and that a small cash bonus should be paid to certain executive officers, even though those officers did not meet the minimum criteria originally established under the bonus program. For these reasons, the committee approved cash bonuses in the aggregate amount of $186,393 to be paid to executive officers for 2002. Mr. Corcoran, FelCor's President and Chief Executive Officer, requested that none of this bonus be paid to him and, accordingly, the committee did not authorize any bonus for Mr. Corcoran for 2002.

It is expected that future cash bonuses, if any, paid to FelCor's executive officers will be based again upon the attainment by both FelCor and the individual of performance objectives established by the committee each year. In this regard, the committee is in the process of developing performance criteria for 2003 based upon performance expectations for FelCor and for certain individual officers in 2003.

Other Incentive Compensation

Routine annual awards of an aggregate of 31,022 shares of restricted stock were made to the executive officers during 2002. These awards were made consistent with the committee's belief that grants of restricted stock should be a significant component of compensation for executive officers, notwithstanding the committee's recognition that grants of restricted stock are not as meaningful given the reduction of dividend payments on FelCor's common stock. Although there is no generally applicable policy or formula for these or future grants, these grants were made, and the committee anticipates that future grants will be made, generally in relation to base salary.

Employment Arrangements

FelCor has entered into an employment agreement with Mr. Corcoran that continues in effect until December 31, 2003, and automatically renews for successive one-year terms, unless otherwise terminated. Under this agreement, Mr. Corcoran serves as the President and Chief Executive Officer of FelCor. The agreement provides that Mr. Corcoran be paid a salary in excess of a stated minimum and that a comprehensive medical plan be maintained for the benefit of Mr. Corcoran and his dependents. None of the other officers of FelCor has an employment agreement.

FelCor has entered into change in control and severance agreements with each of its executive officers and certain other key employees. Each of these agreements currently extends until December 31, 2003, and will automatically renew for successive one-year terms, unless terminated. In the event of a potential change in control, each covered employee agrees to remain in the employ of FelCor until the earlier of one year following the "potential change in control" or six months following an actual "change in control." Following a "change in control," if a covered employee's employment is terminated by FelCor other than for disability, retirement, or "cause" (or by the employee for "good reason"), then the employee will be entitled to (i) the immediate vesting of all stock options, awards of restricted stock and other benefits previously awarded or credited to his account and (ii) a lump sum severance payment of between 2.99 and 0.5 times the employee's average total annual compensation over the past three years. FelCor will be required to "gross-up" the severance payment to cover excise taxes on the benefits, thereby providing such benefits to the employee on a net basis, after payment of any such excise taxes.

FelCor also maintains a 401(k) Plan, health insurance and other benefits generally available to all employees. FelCor also provides a deferred compensation plan that is available only to directors and qualifying employees. FelCor makes no matching or other contributions to the deferred compensation plan, other than the payment of its operating and administrative expenses.

This report has been furnished by the current members of the Compensation Committee.

                            -----------------------

Michael D. Rose                 Melinda J. Bush
Robert H. Lutz, Jr.             Robert A. Mathewson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the above-named members of the Compensation Committee were officers or employees of FelCor or had any relationship with FelCor requiring disclosure under regulations promulgated by Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreements

The management agreements entered into with Six Continents Hotels in exchange for the 88 leases acquired on July 1, 2001, generally have initial terms of 12 to 17 years, provide for both management services and the use of the brand name, and provide for the payment of a base fee to Six Continents Hotels of 2% of the adjusted gross revenues and 5% of the room revenues of each hotel managed. In addition, Six Continents Hotels may receive, as an incentive fee, a percentage of hotel profits in excess of specified returns to FelCor on its investment in the hotels. In the event of the early termination of one of these management agreements by FelCor, it may be obligated to pay Six Continents Hotels a substantial replacement fee and/or liquidated damages. However, if the early termination occurs as a result of the sale of a managed hotel, no liquidated damages will be payable by FelCor if it reinvests the net proceeds of the sale in one or more hotels licensed and managed by Six Continents Hotels within one year of the date of sale. Six Continents Hotels also receives various fees from FelCor for other services, including accounting, marketing, reservation system and technology services, and construction management fees. In the aggregate, FelCor paid Six Continents Hotels and its affiliates fees of approximately $60 million during 2002 for all such services.

Sharing of Offices and Employees

FelCor shares its executive offices and certain employees with FelCor, Inc., an entity controlled by Messrs. Feldman and Corcoran. FelCor, Inc. bears its share of the costs thereof, including an allocated portion of the rent, salaries of certain personnel, office supplies, telephones and depreciation of office furniture, fixtures and equipment. Any such allocation of shared expenses to FelCor must be approved by a majority of the Independent Directors of FelCor. During 2002, FelCor, Inc., paid approximately $46,000 of such expenses and FelCor bore the balance of such expenses. Mr. Corcoran's salary is paid solely by FelCor and he receives no salary from FelCor, Inc. Mr. Corcoran is the President, Chief Executive Officer and a director of FelCor and also serves as a director (or manager) and the President of FelCor, Inc. For a description of Mr. Corcoran's employment agreement and of the change in control and severance agreements between FelCor and its executive officers and certain other key employees, please see the discussion under "Employment Arrangements" in the Compensation Committee Report, beginning on page 15.

Loan to Executive Officer

As an inducement to Mr. DeNicola to accept employment as Executive Vice President and Chief Investment Officer of FelCor in November 2001, a subsidiary of FelCor agreed to extend credit to him of up to $150,000. Mr. DeNicola has borrowed $100,000 under this arrangement. The loan is secured by a second mortgage on Mr. DeNicola's home, bears interest at FelCor's line of credit rate and matures on January 15, 2007. Mr. DeNicola made a payment on January 15, 2003, of $5,000, plus accrued interest, and is obligated to make a payment of $10,000, plus accrued interest, on January 15th of each succeeding year until maturity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires officers and directors, and persons who beneficially own more than 10% of FelCor's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish FelCor with copies of all Section 16(a) forms they file.

Based solely on a review of the copies furnished to FelCor and representations from the officers and directors, FelCor believes that all Section 16(a) filing requirements for the year ended December 31, 2002, applicable to its officers, directors and greater than 10% beneficial owners were satisfied, except that:
Mr. Mathewson's initial report on Form 3, to report his ownership at the time he was first elected a director on May 14, 2002, was filed late; a Form 5, reporting the distribution to Mr. McNamara of FelCor common stock upon the dissolution of five limited partnerships in which he had previously reported a beneficial interest, was filed late; and Mr. Eslick was late in filing a Form 4 to report two sales of FelCor common stock in February 2001.

Based on written representations from the officers and directors, FelCor believes that all Forms 5 for directors, officers and greater than 10% beneficial owners that have been filed with the SEC are the only Forms 5 required to be filed for the period ended December 31, 2002.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three directors and operates under a written charter adopted by the Board of Directors. FelCor considers all members to be independent as defined by New York Stock Exchange listing standards.

Management is responsible for FelCor's internal controls and the financial reporting process. PwC, FelCor's independent auditors, are responsible for performing an independent audit of FelCor's consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee the financial reporting process.

In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements with both management and PwC. Specifically, the Audit Committee has discussed with PwC matters required to be discussed by SAS 61, 89 and 90 (Codification of Statements on Auditing Standards, AU ss.380).

The Audit Committee received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PwC the issue of its independence from FelCor.

Based on the Audit Committee's review of the audited consolidated financial statements and its discussions with management and PwC noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in FelCor's Annual Report on Form 10-K for the year ended December 31, 2002.

This report has been furnished by the current members of the Audit Committee.

                               -----------------

Charles A. Ledsinger, Jr. Richard S. Ellwood
Richard O. Jacobson

CORPORATE GOVERNANCE ISSUES

Board Composition

The Corporate Governance and Nominating Committee of FelCor's Board of Directors has established the following limitations applicable to directors and nominees:

o A term limit of six consecutive full terms for non-management directors;

o Age limits for nominees for election as directors of 75 years for existing directors and 70 years for directors first elected at or after the Annual Meeting of Stockholders in 2003; and

o Directors who experience a change in their primary employment status are to tender their resignation to the Board, which may elect to accept or reject the same.

Board Performance

The Board of Directors conducts an annual survey of its members regarding issues of Board performance and reviews the results of the survey with a view to improving the effectiveness of the Board.

The non-management directors meet regularly in executive session, in the absence of Mr. Corcoran or other members of management, to discuss issues related to management performance and other matters.

Ethics Code

FelCor has adopted a Code of Business Conduct and Ethics that is applicable to its directors, officers and employees. A copy of this ethics code has been filed as an exhibit to FelCor's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

STOCK PERFORMANCE GRAPH

Annual total returns to FelCor common stockholders are shown in the performance graph appearing below. The graph shows the relative investment performance of FelCor common stock, the S&P 500, and the NAREIT Equity Index from December 31, 1997, through December 31, 2002.

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
                  Value of $100 Invested at December 31, 1997

                               (PERFORMANCE GRAPH)

                                      12/31/97        12/31/98   12/31/99   12/31/00     12/31/01  12/31/02
                                      --------        --------   --------   --------     --------  --------
FelCor Lodging Trust                  100.0            68.5       58.9       89.7         70.0      49.1
NAREIT Equity Index                   100.0            82.5       78.7       99.4        113.3     117.6
S&P 500 Total Return                  100.0           128.6      155.6      141.5        124.7      97.1

               PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP has served as the independent auditors for FelCor during 2002 and has been selected to serve in that capacity for 2003, unless the Audit Committee of the Board of Directors subsequently determines that a change is desirable. While stockholder ratification is not required for the selection of PwC as FelCor's auditors, since the Audit Committee has the ultimate responsibility for the selection of FelCor's independent auditors, the selection is being submitted for ratification at the 2003 Annual Meeting of Stockholders, solely with a view toward soliciting the stockholders' opinion thereon, which opinion will be taken into consideration by the Audit Committee in its future deliberations.

A representative of PwC is expected to be at FelCor's 2003 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if desired.

Vote Necessary to Ratify the Selection

The selection of PwC as our independent auditors will be ratified if more votes are cast FOR than are cast AGAINST their selection. For this purpose, an abstention or a broker non-vote will only reduce the number of votes this proposal will receive.

Audit Fees

Fees billed by PwC for the audit of FelCor's 2001 and 2002 annual financial statements, the reviews of the quarterly financial statements included in FelCor's Quarterly Reports on Form 10-Q totaled $249,000 and $315,000, respectively. Services related to other regulatory filings for these years, totaled $550,438 and $44,000, respectively.

Audit-Related Fees

In addition to amounts set forth under Audit Fees above, an aggregate of $25,000 and $807,999 was billed by PwC during 2001 and 2002, respectively, for assurance and related services that were reasonably related to the performance of the audit or review of FelCor's financial statements for those years. In 2001, the audit-related fees arose from the audit of certain subsidiaries. In 2002, the audit-related fees arose primarily from (i) audit procedures conducted in conjunction with a proposed acquisition and (ii) extended audit procedures performed at FelCor's request.

Tax Fees

Fees billed to FelCor by PwC for tax compliance services, tax return preparation, and tax planning and advice, for 2001 and 2002, totaled $721,058 and $675,193, respectively.

All Other Fees

No fees were billed to FelCor by PwC in 2001 or 2002 for other services.

Auditor Independence

In determining the independence of PwC, the Audit Committee considered whether the provision of the non-audit services is compatible with maintaining PwC's independence.

Audit Committee's Policy Regarding Pre-approval of Non-Audit Services

During 2002, the Audit Committee adopted a policy of pre-approving the nature and estimated amount of any significant non-audit services to be provided to FelCor by its auditors, taking into consideration the impact that the rendition of such services could have on auditor independence. The Audit Committee approved 98% of the audit-related services, and 81% of the tax services, rendered by PwC to FelCor during 2002.

ADDITIONAL INFORMATION

Other Business

FelCor's Board does not intend to bring, and knows of no one intending to bring, any matter before the annual meeting other than the election of the director nominees and the ratification of PwC as FelCor's independent auditors. If any other matter is properly brought before the meeting, the persons named as proxies will vote them in accordance with their best judgment.

Outstanding Shares

On March 17, 2003, a total of 58,849,159 shares of FelCor common stock was outstanding. Each outstanding share of common stock is entitled to one vote on each matter presented.

Annual Report

FelCor's 2002 Annual Report to Stockholders is enclosed with this Proxy Statement. FelCor's Annual Report to Stockholders, this Proxy Statement and FelCor's Annual Report on Form 10-K may also be viewed on FelCor's website at www.felcor.com.

WE WILL ALSO SEND YOU A COPY OF FELCOR'S ANNUAL REPORT ON FORM 10-K FOR 2002 IF REQUESTED IN WRITING SENT TO THE CORPORATE SECRETARY AT THE ADDRESS LISTED UNDER "QUESTIONS" BELOW.

How We Solicit Proxies

In addition to this mailing, FelCor employees may solicit proxies personally, electronically, or by telephone. FelCor pays the costs of soliciting the proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Stockholder Proposals for Next Year

The deadline for stockholder proposals eligible for inclusion in next year's proxy statement is December 2, 2003. Any stockholder proposal received after February 15, 2004, will be considered untimely and may be voted upon by the named proxies in accordance with their best judgment. All proposals should be submitted to the Secretary of FelCor at the address listed under "Questions" below. All proposals must be in writing and otherwise in compliance with applicable SEC requirements.

Questions

If you have questions or need more information about the annual meeting, you may write to:

Corporate Secretary
FelCor Lodging Trust Incorporated
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062-3933

You may also or call us at (972) 444-4900 or send us an e-mail at information@felcor.com. We also invite you to visit FelCor's website at www.felcor.com.

                          (FELCOR LODGING TRUST LOGO)


                       FELCOR LODGING TRUST INCORPORATED
                    545 E. JOHN CARPENTER FRWY., SUITE 1300
                            IRVING, TEXAS 75062-3933

                                      PROXY

                        FELCOR LODGING TRUST INCORPORATED
       545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS 75062-3933

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 2003

         The undersigned hereby appoints Thomas J. Corcoran, Jr. and Lawrence D. Robinson, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in FelCor Lodging Trust Incorporated at the Annual Meeting of Stockholders to be held at the offices of the corporation, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, at 9:00 a.m., Local Time, on May 13, 2003, and at any adjournments or postponements thereof, as specified on the reverse side.

--------------------------------------------------------------------------------

               PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY

--------------------------------------------------------------------------------

                             [REVERSE SIDE OF PROXY]

FELCOR LODGING TRUST INCORPORATED

VOTE ON DIRECTORS

1.  ELECTION OF THREE CLASS III DIRECTORS       FOR   WITHHOLD   FOR ALL      To withhold authority to vote, mark "For All Except"
                                                ALL     ALL      EXCEPT       and write the nominee's number on the line below.
       Nominees:   01) Richard S. Ellwood
                   02) Richard O. Jacobson      [ ]     [ ]       [ ]         ------------------------------------------------------
                   03) Robert A. Mathewson

VOTE ON PROPOSAL

2.  RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS FELCOR'S
     INDEPENDENT AUDITORS.                                                              [ ]  FOR   [ ] AGAINST   [ ] ABSTAIN

3. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon any other matter that is properly brought before the meeting.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS AND
FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
FELCOR'S INDEPENDENT AUDITORS.

Please sign exactly as name appears
at right. When shares are held by
joint tenants, all should sign.
When signing as attorney, executor,
administrator, trustee or guardian,
please give full title as such. If
a corporation, please sign in full
corporate name by President or
other authorized officer. If a
partnership, please sign in
partnership name by authorized
person.

THIS PROXY IS SOLICITED BY FELCOR'S BOARD
OF DIRECTORS AND THE MATTERS SET FORTH
HEREIN WERE PROPOSED BY FELCOR.

                                              YES    NO
HOUSEHOLDING ELECTION-Please indicate
if you consent to receive certain
investor communications in a single
package per household                         [ ]   [ ]


----------------------------------   ----------       ---------------------------------    ----------
Signature (PLEASE SIGN WITHIN BOX)   Date             Signature (Joint Owners)             Date